Exhibit 99.1

Bio-Tracking Security Inc.: Corporate Update

Thursday December 16, 12:06 pm ET

MONTREAL—(BUSINESS WIRE)—Dec. 16, 2004—Bio-Tracking Security Inc. (OTCBB: BTSI—News) announced today that the company has received a delinquent status from the NASD due to the company’s auditor failing to obtain approval from the Public Company Accounting Oversight Board (PCAOB) in the required timeframe. Management is currently reviewing the change of auditors as well as refilling its most recent 10K and 10Q on or before December 30, 2004 to retain its OTCBB status.

On November 4, 2004, the company announced that it had initiated merger talks with a VoIP International Carrier. The merger discussions did not result positively and further to the failed merger talks, Mr. Angelo Martelli resigned as president on December 15, 2004 and such resignation was effective immediately and Jean-Francois Amyot has taken over the functions of President and CEO.

Management will focus all energy on licensing the proprietary technology and on obtaining financing to fund marketing activities and working capital. The company has received several proposals for financing and management expects to conclude the financing by first quarter of 2005.

Important Information About Forward-Looking Statements

All statements in this news release that are other than statements of historical facts are forward-looking statements, which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates”, “believes”, “could”, “expects”, “intends”, “may”, “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions.

Contact:
Bio-Tracking Security Inc.
J.F. Amyot, 514-448-7490

SOURCE: BIO-TRACKING SECURITY INC.